CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report of M.NUR Marketing & Communication GmbH dated 30, June 1998, in the Registration Statements Form F-1 and related Prospectus of NUR Macroprinters Ltd. For the registrations of shares.

Kassel, Germany
February 22, 1999

                                                 [SEAL OF WILLY KNYRIM]

                                              HUMBOLDTSTR. 37 34117 KASSEL
                                         Tel. (0561) 70989-0 Fax (0561) 102573



                                         Yours truly

                                         /s/ Willy Knyrim
                                         --------------------
                                         Certified Public Accountants